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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 1998
                                                  ----------------
                           The Learning Company, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          1-12375                                       94-2562108
    ----------------------                  ----------------------------------
   (Commission File Number)                (I.R.S. Employer Identification No.)

One Athenaeum Street
Cambridge, MA                                                        02142
---------------------------------------                             --------
(Address of Principal Executive Offices)                           (Zip Code)

                                 (617) 494-1200
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.           Acquisition or Disposition of Assets.

         On August 31, 1998 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of June 21, 1998 (the "Merger Agreement") by and among The Learning Company, Inc., a Delaware corporation ("TLC"), TLC Merger Corp., a Delaware corporation and wholly-owned subsidiary of TLC ("Sub"), and Broderbund Software, Inc., a Delaware corporation ("Broderbund"), TLC acquired Broderbund by means of a merger (the "Merger") of Sub with and into Broderbund, with Broderbund remaining as the surviving corporation in the Merger. As a result of the Merger, Broderbund became a wholly-owned subsidiary of TLC. Broderbund develops, publishes and markets interactive personal productivity, entertainment and education software for use in the home, school and small business markets. Sub was formed solely for the purpose of effecting the Merger.

         Pursuant to the Merger Agreement, each outstanding share of Common Stock of Broderbund, $.01 par value per share ("Broderbund Common Stock"), was converted into the right to receive 0.80 share of Common Stock of TLC, $.01 par value per share ("TLC Common Stock"). Based on the capitalization of Broderbund as of the Closing Date, Broderbund stockholders have the right to receive approximately 16,848,300 million shares of TLC Common Stock. No fractional shares are issuable in the Merger. Broderbund stockholders otherwise entitled to receive a fraction of a share of TLC Common Stock in the Merger instead are entitled to receive an amount of cash equal to such fraction multiplied by $21.675 which is the average of the last reported sales price of TLC Common Stock, as reported on the New York Stock Exchange, on each of the ten trading days immediately preceding the Closing Date.

         All options to purchase Broderbund Common Stock outstanding immediately prior to the Merger were effectively assumed by TLC pursuant to the Merger Agreement. TLC will register on a Registration Statement on Form S-8 approximately 2,741,258 shares of TLC Common Stock for issuance upon the exercise of stock options formerly exercisable for shares of Broderbund Common Stock.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial Statements of Businesses Acquired.

         The financial statements of Broderbund set forth at (i) pages 26 through 42 of Broderbund's Annual Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K for the fiscal year ended August 31, 1997 filed with the Securities and Exchange Commission (the "Commission") on November 26, 1997, and (ii) pages 3 through 7 of Broderbund's Quarterly Report Pursuant to Section 13 or 15(d) of the Exchange Act on Form 10-Q for the quarterly period ended May 31, 1998 filed with the Commission on July 14, 1998, are

                                        2


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hereby incorporated by reference herein and filed as Exhibit 99.1 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act.

         (b)      Pro Forma Financial Information.

         The Unaudited Pro Forma Combined Condensed Financial Statements of TLC and Broderbund set forth at pages 74 through 84 of the Joint Proxy Statement/Prospectus dated July 31, 1998 (the "Proxy Statement/Prospectus") filed as part of TLC's Registration Statement on Form S-4 (File No. 333-59089), which Proxy Statement/Prospectus was filed with the Commission on July 31, 1998, are hereby incorporated by reference herein and filed as Exhibit 99.2 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act. The Unaudited Pro Forma Combined Condensed Financial Statements of TLC and Broderbund for the six months ended June 30, 1998 are not included with this initial report. Such financial information will be filed by amendment not later than November 16, 1998.

         (c)      Exhibits.

         See Exhibit Index attached hereto.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 10, 1998           THE LEARNING COMPANY, INC.





                                    By: /s/ Neal S. Winneg
                                       ------------------------------------
                                        Neal S. Winneg
                                        Senior Vice President and General
                                        Counsel

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                                  EXHIBIT INDEX

Exhibit
Number                                      Description
--------                                    -----------

 2.1*            Agreement and Plan of Merger dated as of June 21, 1998 by and among TLC, Sub and Broderbund.

23.1              Consent of Ernst & Young LLP.

99.1              Financial Statements of Broderbund.

99.2              Unaudited Pro Forma Combined Condensed Financial Statements of
                  TLC and Broderbund.

99.3              Press Release dated August 31, 1998.

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*    Incorporated by reference from the Registration Statement on Form S-4
     (File No.333-59089) of TLC.